Exhibit 99.1

Western Sierra Bancorp to Present at the RBC Capital Markets Financial Institutions Conference

CAMERON PARK, Calif.—(PR Newswire) —September 23, 2004— Western Sierra Bancorp (NASDAQ: WSBA), a multi-bank holding company, headquartered in Cameron Park, Calif., announced that Anthony J. Gould, Chief Financial Officer, will present at the RBC Capital Markets Financial Institutions Conference. The conference will be held at The Harbor View Hotel in Martha’s Vineyard, MA on September 27-29. Western Sierra Bancorp will present at 6:45 a.m. (PDT) on Tuesday, September 28, 2004.

This conference is being web cast and can be accessed through Western Sierra Bancorp’s web site at www.westernsierrabancorp.com or directly at http://www.wallstreetwebcasting.com/webcast/dr24/wsba for a live audio web cast or a recording for 30 days thereafter. Slides of this presentation will be accessible through the Company’s web site and will be filed with the SEC on a Current Report on Form 8-K prior to the presentation.

Western Sierra Bancorp is comprised of Western Sierra Bank, Lake Community Bank, Central California Bank and Auburn Community Bank.  The Company operates 33 Branches and loan production facilities in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa, Tuolumne, and Butte.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Contact Information:

Western Sierra Bancorp
Gary D. Gall/Anthony J. Gould, 530/677-5600